Exhibit 10.2

GUARANTY OF LEASE

In consideration of that certain Lease (the “Lease”) between LCP OREGON HOLDINGS, LLC, a Delaware limited liability company (“Lessor”), and ARC TERMINALS HOLDINGS LLC, a Delaware limited liability company (“Lessee”) dated January 21, 2014, and in consideration of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and to induce Lessor to enter into said Lease, the undersigned, ARC LOGISTICS PARTNERS LP, a Delaware limited partnership (“Guarantor”) hereby executed and delivers this Guaranty of Lease (this “Guaranty”) and hereby covenants and agrees as follows:

1. Guarantor hereby irrevocably, unconditionally and absolutely guarantees to Lessor the prompt and full payment of rent and all other sums due to Lessor under said Lease and the prompt and complete performance of all covenants contained in said Lease on the Lessee’s (and any successors and assigns of Lessee) part to be performed (the “Obligations”). Guarantor hereby agrees that if pursuant to any order of a bankruptcy court Lessor is required to refund, disgorge or repay any amounts paid to Lessor due to, inter alia, the legal theory of preference, an amount equal to such funds refunded, disgorged or repaid shall be included in Guarantor’s obligations to Lessor and Guarantor shall be responsible for the payment of any such amount to Lessor. Guarantor agrees to indemnify and hold Lessor harmless from any loss, costs or damages arising out of Lessee’s failure to pay the aforesaid rent and other sums and/or the Lessee’s failure to perform any of the aforesaid covenants. This Guaranty is an unconditional guarantee of payment and performance and not of collection.

2. Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay on the part of the Lessor to assert any claim or demand or to enforce any right or remedy against Lessee; (b) any change in the time, place or manner of payment of the Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of the Lease made in accordance with the terms thereof; (c) the addition, substitution or release of any Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Lease; (d) any change in the structure or ownership of Lessee or any other Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Lease; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Lessee or any other Person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Lease; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Lessee or the Lessor, whether in connection with the Obligations or otherwise. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Lease and that this Guaranty, including specifically the waivers set forth in this Guaranty, is knowingly made in contemplation of such benefits.

3. Guarantor agrees that its obligations hereunder are primary and agrees that this Guaranty may be enforced by Lessor without first resorting to or exhausting any other remedy, security or collateral; provided, however, that nothing herein contained shall prevent Lessor from suing on the aforesaid obligations with or without making the Guarantor a party to the suit or exercising any other rights under said Lease, and if such suit or any other remedy is availed of only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the aforesaid obligations. No action brought under this Guaranty and no recovery in pursuance thereof shall be a bar or defense to any further action which may be brought under this Guaranty by reason of any further default(s) hereunder or in the performance and observance of the terms, covenants and conditions of said Lease. Guarantor hereby submits to personal jurisdiction in the state where the Leased Property (as that term is defined in the Lease) is located for the enforcement of this Guaranty, and waives any and all personal rights under the laws of any state to object to jurisdiction within the state where the Leased Property is located for the purposes of litigation to enforce this Guaranty. In the event such litigation is commenced, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained by serving a copy of the summons and complaint upon the Secretary of State of the state where the Leased Property is located, who is hereby appointed Guarantor’s agent for service of process. With respect to any litigation arising out of said Lease and/or this Guaranty of Lease, Guarantor hereby expressly waives the right to a trial by jury and the right to file any countersuit or cross-claim against Lessor.

4. Guarantor agrees that the Guarantor’s obligation to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Lessee or its estate in bankruptcy (including without limitation any rejection of the Lease by Lessee or by any trustee or receiver in bankruptcy) resulting from the operation of any present or future provision of the National Bankruptcy Act, other similar statute, or from the decision of any court. The liability of Guarantor shall not be affected by any repossession of the Leased Property by Lessor.

5. Guarantor hereby represents and warrants that:

(a) it has all requisite power and authority to execute, deliver and perform this Guaranty and the execution, delivery and performance of this Guaranty have been duly and validly authorized by all necessary action, and does not violate or contravene any provision of the Guarantor’s partnership agreement or similar organizational document, any material contract to which Guarantor is a party or any applicable law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guaranty;

(c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

(d) the Guarantor has the financial capacity to pay and perform its obligations under this Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Guaranty shall be available to the Guarantor (or its assignees pursuant to Section 8 hereof) for so long as this Guaranty shall remain in effect in accordance with Section 6 hereof.

6. This Guaranty may not be revoked or terminated and shall remain in full force and effect and shall be binding on the Guarantor until all the Obligations have been paid in full or otherwise satisfied, in the sole, absolute and unreviewable discretion of Lessor.

7. Guarantor agrees that in the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor shall reimburse Lessor for all expenses incurred, including expenses and reasonable attorney’s fees incurred through the trial courts and all appeals.

8. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Lessor, its successors and assigns and any mortgagee(s) of the Leased Property, and shall be binding and enforceable against the Guarantor and the Guarantor’s legal representatives, successors and assigns.

9. Capitalized terms used, but not defined, herein shall have the meaning ascribed thereto in the Lease.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

ADDRESS:	GUARANTOR:

3000 Research Forest Drive, Suite 250 The Woodlands, TX 77381	ARC LOGISTICS PARTNERS LP, a Delaware limited partnership

By Arc Logistics GP LLC,
its General Partner

By:	/s/ Bradley K. Oswald

Print Name:	Bradley K. Oswald

Its:	Chief Financial Officer

DATE: January 21, 2014

[Signature Page – Guaranty of Lease]